Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-276880, 333-251990 and 333-264714) on Form F-3 and (No. 333-258543) on Form S-8 of our report dated April 30, 2024, with respect to the consolidated financial statements of Fusion Fuel Green plc.

/s/ KPMG

Dublin, Ireland.

May 9, 2025